EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


To the Stockholders of
Ozolutions Inc.
Toronto, Ontario Canada

     We consent to the use in this Registration Statement of Ozolutions Inc. on Form S-8 of our report dated December 7, 2004 (except for Note O, as to which the date is December 9, 2004) of Ozolutions Inc. for the years ended August 31, 2004 and 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/ Rotenberg & Co., LLP


Rotenberg & Co., LLP
Rochester, New York
  December 14, 2004


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